Exhibit 99.1

News Release
Republic First Bancorp, Inc.
January 28, 2013

REPUBLIC FIRST BANCORP, INC. REPORTS EARNINGS FOR 2012

Philadelphia, PA, January 28, 2013 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended December 31, 2012.  The Company has recorded net income of $3.6 million, or $0.14 per share, for the year ended December 31, 2012 compared to a net loss of $24.7 million, or $0.95 per share, for the year ended December 31, 2011.

“After several challenging years driven by an unprecedented economic downturn we are pleased to report earnings of $3.6 million for 2012,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “We have now reported four consecutive quarters of profitable results and I am proud to see this positive outcome driven by the tremendous effort put forth by the dedicated team here at Republic Bank. In the coming year we will remain focused on the ongoing effort to improve profitability and maintain tight control over asset quality. We look forward to expanding our organization to win over new fans with our uncomparable approach to customer service and satisfaction.”

Highlights for the Period Ending December 31, 2012

➢
Net income improved to $3.6 million, or $0.14 per share, for the year ended December 31, 2012 compared to a net loss of $24.7 million, or $0.95 per share, for the year ended December 31, 2011.  The Company recorded net income of $0.9 million, or $0.03 per share, for the quarter ended December 31, 2012 compared to a net loss of $23.1 million, or $0.89 per share, for the quarter ended December 31, 2011.

➢
Core deposits increased by $56.5 million, or 7%, to $841.8 million as of December 31, 2012 compared to $785.2 million as of December 31, 2011 driven by the Company’s retail strategy which focuses on relationship banking and gathering of low cost core deposits.

➢	Total loans increased by $28.4 million, or 5%, on a year to date basis to $617.9 million as of December 31, 2012 compared to $589.5 million at December 31, 2011.

➢	The net interest margin improved to 3.53% in the fourth quarter 2012 compared to 3.38% for the fourth quarter 2011.

➢
SBA lending continued to grow as an important component of the Company’s lending strategy. $68.7 million in new SBA loans were originated during the year ended December 31, 2012. Our team is currently ranked as the #1 SBA lender in New Jersey and #3 in Pennsylvania based on the dollar volume of loan originations.

➢
Asset quality remained stable. Non-performing assets as a percentage of total assets were 2.52% as of December 31, 2012 compared to 2.43% as of September 30, 2012 which compares favorably to peer group levels.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 12.73% and a Tier I Leverage Ratio of 9.01% at December 31, 2012.

➢	Tangible book value per share as of December 31, 2012 was $2.69.

Income Statement

The Company reported net income of $3.6 million or $0.14 per share, for the year ended December 31, 2012, compared to a net loss of $24.7 million, or $0.95 per share, for the year ended December 31, 2011.  Net income for the three month period ended December 31, 2012 was $0.9 million, or $0.03 per share, compared to a net loss of $23.1 million, or $0.89 per share, for the three month period ended December 31, 2011.

Earnings improved substantially on a year to year basis as the loan loss provision and other credit costs decreased due to the significant improvement in asset quality.  For the year ended December 31, 2012, the Company recorded a loan loss provision in the amount of $1.4 million compared to a $16.0 million provision during the year ended December 31, 2011. Financial results for 2011 were impacted by a loss incurred on the bulk sale of troubled loans and foreclosed properties which closed in the fourth quarter of 2011 and the recognition of a valuation allowance related to deferred tax assets in that same period.

The Company continues to lower its cost of funds as evidenced by a decrease of 28 basis points to 0.71% for the year ended December 31, 2012, compared to 0.99% for the year ended December 31, 2011. The net interest margin decreased slightly to 3.53% for the year ended December 31, 2012 compared to 3.59% for year ended December 31, 2011.

Non-interest income decreased to $8.8 million for the year December 31, 2012 compared to $10.6 million for the year ended December 31, 2011, primarily due to revenue recognized on two legal settlements in 2011 which did not recur in 2012.

Non-interest expenses decreased by $5.3 million, or 13%, to $35.9 million for the year ended December 31, 2012 compared to $41.2 million in the prior year as a result of lower expenses related to foreclosed real estate during 2012.  The Company recognized write-downs and expenses in the amount of $4.8 million related to the disposition of foreclosed properties in a bulk sale of impaired assets during 2011.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	Dec 31, 2012	Dec 31, 2011	% Change	Sept 30, 2012	% Change

Total assets	$988,658	$1,047,353	(6%)	$966,990	2%

Total loans (net)	608,359	577,442	5%	613,380	(1%)

Total deposits	889,201	952,611	(7%)	868,193	2%

Total core deposits	841,784	785,246	7%	820,776	3%

2

Total loans increased by $30.9 million, or 5%, as of December 31, 2012 when compared to December 31, 2011. The Company experienced strong growth in core deposits year over year as a result of the retail strategy which focuses on relationship banking.  Core deposits grew by $56.5 million, or 7%, to $841.8 million as of December 31, 2012 compared to $785.2 million as of December 31, 2011.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	Dec 31, 2012	Dec 31, 2011	% Change	Sept 30, 2012	% Change	4th Qtr 2012 Cost of Funds

Demand noninterest-bearing	$145,407	$129,684	12%	$145,493	0%	0.00%

Demand interest-bearing	180,441	109,243	65%	173,010	4%	0.51%

Money market and savings	440,119	400,143	10%	417,506	5%	0.52%

Certificates of deposit	75,817	146,176	(48%)	84,767	(11%)	0.89%

Total core deposits	$841,784	$785,246	7%	$820,776	3%	0.47%

Core deposits increased to $841.8 million at December 31, 2012 compared to $785.2 million at December 31, 2011 as the Company continues to focus its effort on the gathering of low-cost core deposits. We experienced strong growth in the demand, savings and money market categories on a year to year basis.  At the same time the Company reduced the overall deposit cost of funds to 0.60% for the twelve month period ending December 31, 2012 compared to 0.88% for the twelve month period ending December 31, 2011. The retail banking strategy has also enabled the Company to significantly reduce its dependence on wholesale funding sources in the brokered and public fund certificate of deposit market.

Lending

Loans by type are as follows (dollars in thousands):

Description	Dec 31, 2012	% of Total	Dec 31, 2011	% of Total	Sept 30, 2012	% of Total

Commercial real estate	$335,561	54%	$353,529	60%	$344,149	55%
Construction and land development	26,659	4%	35,051	6%	29,744	5%
Commercial and industrial	103,768	17%	87,668	15%	108,665	18%
Owner occupied real estate	126,242	21%	93,625	16%	117,959	19%
Consumer and other	23,449	4%	16,683	3%	20,370	3%
Residential mortgage	2,442	0%	3,150	0%	2,467	0%
Deferred costs (fees)	(220)		(224)		(176)

Gross loans	$617,901	100%	$589,492	100%	$623,178	100%

3

Gross loans increased by $28.4 million to $617.9 million at December 31, 2012 compared to $589.5 million at December 31, 2011 as the Company saw a positive trend in quality loan demand during 2012.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below (dollars in thousands):

	Quarter Ended
	Dec 31, 2012	Dec 31, 2011	Sept 30, 2012

Non-performing assets / total assets	2.52%	1.70%	2.43%

Quarterly net loan charge-offs / average loans	0.64%	6.83%	0.28%

Allowance for loan losses / gross loans	1.54%	2.04%	1.57%

Allowance for loan losses / non-performing loans	59%	107%	61%

Non-performing assets / capital and reserves	31%	23%	30%

Non-performing assets increased by $7.2 million to $25.0 million, or 2.52% of total assets, at December 31, 2012, compared to $17.8 million, or 1.70% of total assets, as of December 31, 2011.  The increase was primarily driven by one significant loan relationship that transferred to non-accrual status during the third quarter 2012. This relationship is backed by adequate collateral to support the current carrying value of the loan. The allowance for loan losses as a percentage of non-performing loans decreased to 59% as of December 31, 2012, compared to 107%  as of December 31, 2011.  The ratio of non-performing assets to capital and reserves increased to 31% as of December 31, 2012 compared to 23% one year ago.

Capital

The Company’s capital regulatory ratios at December 31, 2012 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	9.01%	5.00%

Tier 1 Risk Based Capital	11.48%	6.00%

Total Risk Based Capital	12.73%	10.00%

Total shareholders’ equity was $69.9 million at December 31, 2012 which represented a book value per share of $2.69, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

4

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2011 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

5

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	December 31,
(dollars in thousands)	2012	2012	2011

ASSETS
Cash and due from banks	$9,097	$7,750	$13,221
Interest-bearing deposits and federal funds sold	118,907	90,108	217,734
Total cash and cash equivalents	128,004	97,858	230,955

Securities - Available for sale	189,259	192,529	174,323
Securities - Held to maturity	67	66	140
Restricted stock	3,816	4,369	5,321
Total investment securities	193,142	196,964	179,784

Loans held for sale	82	1,089	925

Loans receivable	617,901	623,178	589,492
Allowance for loan losses	(9,542)	(9,798)	(12,050)
Net loans	608,359	613,380	577,442

Premises and equipment	21,976	22,415	23,507
Other real estate owned	8,912	7,312	6,479
Other assets	28,183	27,972	28,261

Total Assets	$988,658	$966,990	$1,047,353

LIABILITIES
Non-interest bearing deposits	$145,407	$145,493	$226,287
Interest bearing deposits	743,794	722,700	726,324
Total deposits	889,201	868,193	952,611

Subordinated debt	22,476	22,476	22,476
Other liabilities	7,079	7,377	7,415

Total Liabilities	918,756	898,046	982,502

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	265	265	265
Additional paid-in capital	106,753	106,673	106,383
Accumulated deficit	(34,228)	(35,132)	(37,842)
Treasury stock at cost	(3,099)	(3,099)	(3,099)
Stock held by deferred compensation plan	(809)	(809)	(809)
Accumulated other comprehensive income (loss)	1,020	1,046	(47)

Total Shareholders' Equity	69,902	68,944	64,851

Total Liabilities and Shareholders' Equity	$988,658	$966,990	$1,047,353

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2012	2012	2011	2012	2011

INTEREST INCOME
Interest and fees on loans	$8,128	$8,194	$8,171	$32,591	$33,255
Interest and dividends on investment securities	1,234	1,364	1,322	5,369	4,873
Interest on other interest earning assets	61	54	63	300	145
Total interest income	9,423	9,612	9,556	38,260	38,273

INTEREST EXPENSE
Interest on deposits	1,124	1,153	1,785	5,232	7,064
Interest on borrowed funds	282	283	282	1,134	1,135
Total interest expense	1,406	1,436	2,067	6,366	8,199

Net interest income	8,017	8,176	7,489	31,894	30,074
Provision for loan losses	750	850	10,300	1,350	15,966

Net interest income (loss) after provision for loan losses	7,267	7,326	(2,811)	30,544	14,108

NON-INTEREST INCOME
Service fees on deposit accounts	252	234	182	922	768
Gain on sale of SBA loans	2,194	1,141	926	5,531	5,263
Gain (loss) on sale of investment securities	(37)	-	-	737	640
Other non-interest income	443	456	2,315	1,638	3,910
Total non-interest income	2,852	1,831	3,423	8,828	10,581

NON-INTEREST EXPENSE
Salaries and employee benefits	4,407	4,008	3,917	16,512	15,197
Occupancy and equipment	1,353	1,367	1,361	5,460	5,443
Legal and professional fees	821	873	1,003	4,072	3,548
Foreclosed real estate	274	287	5,562	763	7,301
Regulatory assessments and related fees	335	343	363	1,367	1,913
Other operating expenses	2,079	1,909	1,886	7,728	7,798
Total non-interest expense	9,269	8,787	14,092	35,902	41,200

Income (loss) before provision (benefit) for income taxes	850	370	(13,480)	3,470	(16,511)

Provision (benefit) for income taxes	(54)	(28)	9,598	(144)	8,191

Net income (loss)	$904	$398	$(23,078)	$3,614	$(24,702)

Net Income (loss) per Common Share
Basic	$0.03	$0.02	$(0.89)	$0.14	$(0.95)
Diluted	$0.03	$0.02	$(0.89)	$0.14	$(0.95)

Average Common Shares Outstanding
Basic	25,973	25,973	25,973	25,973	25,973
Diluted	25,973	25,973	25,973	25,973	25,973

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	December 31, 2012			September 30, 2012			December 31, 2011

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$95,227	$61	0.25%	$88,996	$54	0.24%	$108,488	$63	0.23%
Securities	193,119	1,298	2.69%	190,441	1,428	3.00%	163,999	1,384	3.38%
Loans receivable	626,916	8,164	5.18%	613,190	8,228	5.34%	617,856	8,211	5.27%
Total interest-earning assets	915,262	9,523	4.14%	892,627	9,710	4.33%	890,343	9,658	4.30%

Other assets	58,879			56,814			72,205

Total assets	$974,141			$949,441			$962,548

Interest-bearing liabilities:

Demand non interest-bearing	$142,716			$134,857			$127,842
Demand interest-bearing	178,658	229	0.51%	162,270	211	0.52%	102,960	165	0.64%
Money market & savings	425,205	561	0.52%	416,038	572	0.55%	385,553	930	0.96%
Time deposits	128,005	334	1.04%	138,148	370	1.07%	228,751	690	1.20%
Total deposits	874,584	1,124	0.51%	851,313	1,153	0.54%	845,106	1,785	0.84%

Total interest-bearing deposits	731,868	1,124	0.61%	716,456	1,153	0.64%	717,264	1,785	0.99%

Other borrowings	22,547	282	4.98%	22,476	283	5.01%	22,476	282	4.98%

Total interest-bearing liabilities	754,415	1,406	0.74%	738,932	1,436	0.77%	739,740	2,067	1.11%
Total deposits and
other borrowings	897,131	1,406	0.62%	873,789	1,436	0.65%	867,582	2,067	0.95%

Non interest-bearing liabilities	7,623			7,409			12,092
Shareholders' equity	69,387			68,243			82,874
Total liabilities and
shareholders' equity	$974,141			$949,441			$962,548

Net interest income		$8,117			$8,274			$7,591
Net interest spread			3.40%			3.56%			3.19%

Net interest margin			3.53%			3.69%			3.38%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the twelve months ended			For the twelve months ended
(dollars in thousands)	December 31, 2012			December 31, 2011

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$116,268	$300	0.26%	$62,082	$145	0.23%
Securities	187,446	5,622	3.00%	156,367	5,119	3.27%
Loans receivable	609,943	32,734	5.37%	630,309	33,417	5.30%
Total interest-earning assets	913,657	38,656	4.23%	848,758	38,681	4.56%

Other assets	56,149			73,053

Total assets	$969,806			$921,811

Interest-bearing liabilities:

Demand non interest-bearing	$136,999			$119,189
Demand interest-bearing	146,319	796	0.54%	91,577	590	0.64%
Money market & savings	433,422	2,718	0.63%	345,885	3,457	1.00%
Time deposits	155,549	1,718	1.10%	244,741	3,017	1.23%
Total deposits	872,289	5,232	0.60%	801,392	7,064	0.88%

Total interest-bearing deposits	735,290	5,232	0.71%	682,203	7,064	1.04%

Other borrowings	22,531	1,134	5.03%	24,831	1,135	4.57%

Total interest-bearing liabilities	757,821	6,366	0.84%	707,034	8,199	1.16%
Total deposits and
other borrowings	894,820	6,366	0.71%	826,223	8,199	0.99%

Non interest-bearing liabilities	7,573			9,472
Shareholders' equity	67,413			86,116
Total liabilities and
shareholders' equity	$969,806			$921,811

Net interest income		$32,290			$30,482
Net interest spread			3.39%			3.40%

Net interest margin			3.53%			3.59%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2012	2012	2011	2012	2011

Balance at beginning of period	$9,798	$9,385	$12,380	$12,050	$11,444

Provision charged to operating expense	750	850	10,300	1,350	15,966
	10,548	10,235	22,680	13,400	27,410

Recoveries on loans charged-off:
Commercial	-	-	58	105	69
Consumer	1	-	1	29	40
Total recoveries	1	-	59	134	109

Loans charged-off:
Commercial	(1,007)	(436)	(10,682)	(3,890)	(15,428)
Consumer	-	(1)	(7)	(102)	(41)

Total charged-off	(1,007)	(437)	(10,689)	(3,992)	(15,469)

Net charge-offs	(1,006)	(437)	(10,630)	(3,858)	(15,360)

Balance at end of period	$9,542	$9,798	$12,050	$9,542	$12,050

Net charge-offs as a percentage of
average loans outstanding	0.64%	0.28%	6.83%	0.63%	2.44%

Allowance for loan losses as a percentage
of period-end loans	1.54%	1.57%	2.04%	1.54%	2.04%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2012	2012	2012	2012	2011

Non-accrual loans:
Commercial real estate	$14,850	$15,156	$10,090	$9,911	$9,667
Consumer and other	996	996	802	811	897
Total non-accrual loans	15,846	16,152	10,892	10,722	10,564

Loans past due 90 days or more
and still accruing	202	-	-	-	748

Total non-performing loans	16,048	16,152	10,892	10,722	11,312

Other real estate owned	8,912	7,312	6,135	6,135	6,479

Total non-performing assets	$24,960	$23,464	$17,027	$16,857	$17,791

Non-performing loans to total loans	2.60%	2.59%	1.80%	1.78%	1.92%

Non-performing assets to total assets	2.52%	2.43%	1.81%	1.76%	1.70%

Non-performing loan coverage	59.46%	60.66%	86.16%	100.32%	106.52%

Allowance for loan losses as a percentage
of total period-end loans	1.54%	1.57%	1.55%	1.78%	2.04%

Non-performing assets / capital plus
allowance for loan losses	31.42%	29.80%	22.22%	21.85%	23.13%